News Release

Investor Contacts:

Tirth Patel

Edison Advisors

T: 646-653-7035

tpatel@edisongroup.com

MagneGas Completes Acquisition of Texas Welding Supply Company

Acquisition Adds $1 Million in Annualized Sales and Expands Commercial Footprint in Texas

TAMPA, FL – October 22, 2018 – MagneGas Applied Technology Solutions, Inc. (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today the completion of an acquisition of an independent industrial gas and welding supply distributor based in Paris, Texas. This transaction, priced at $1.25 million, paid in cash at closing, builds on MagneGas’ acquisition strategy and further expands the Company’s geographic footprint in northeast Texas along a significant industrial corridor. Earlier in the year, MagneGas acquired Green Arc Supply, launching its first commercial presence in Texas and this new acquisition further cements MagneGas’ reach in the state.

“We are pleased to expand our operational capabilities in one of the best markets in the US,” commented Ermanno Santilli, Chief Executive Officer of MagneGas. “Texas is an extremely robust market for industrial gases, particularly metal cutting fuels. Acquiring many new customers in a large batch that we can systematically convert to MagneGas2® is a powerful competitive advantage. As the world’s only renewable metal cutting fuel, we can effectively build a permanent competitive barrier around our acquired customer base simply through superior product quality. Leveraging our expanded sales team to organically grow thereafter is a very compelling growth strategy for 2019 and beyond.”

“We look forward to achieving real scale in Texas,” added Scott Mahoney, Chief Financial Officer of MagneGas. “We have already grown our monthly revenue base by more than 300% in 2018, and this acquisition enables our Texas team to begin to achieve profitable economies of scale. This acquisition significantly deepens our reach in Texas following the acquisition of Green Arc Supply we made earlier this year that established a commercial distribution in the state. We completed this transaction at a very attractive valuation and our newly-acquired assets are a strong contributor to our Texas growth strategy going forward.”

About MagneGas Applied Technology Solutions, Inc.

MagneGas Applied Technology Solutions, Inc. (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas® fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel, MagneGas2®, is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through independent distributors in the U.S and through its wholly-owned distributors, ESSI, Green Arc Supply, Paris Oxygen, Trico Welding Supply and Complete Welding of San Diego. ESSI has 4 locations in Florida, Green Arc and Paris Oxygen have 3 locations in Texas and one location in Louisiana, Trico has two locations in northern California, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.